EXHIBIT 4.1

                                   RESOLUTIONS

      RESOLVED, that in payment for legal services provided to the Company by Bruce J. Lurie from August 7, 2003 through April 30, 2004, the Company grants 325,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

      RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from August 7, 2003 through April 30, 2004, the Company grants 325,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

      RESOLVED, that in payment for legal services provided to the Company by Bruce Jameson from September 26, 2003 through April 30, 2004, the Company grants 200,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

      Dated: May 3, 2004